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                                                                    EXHIBIT 10.8








                    GENERAL PURCHASE AGREEMENT (GPA)


                                  between


                    ONLINE POWER SUPPLY, INC., a company incorporated in the State of Nevada and having its registered office at 8100 South Akron Street, Suite #308, Englewood, Colorado 80112, hereinafter called "SELLER"


                                  and


                    ERICSSON WIRELESS COMMUNICATIONS INC., a company incorporated in the State of Delaware and having its registered office at 6455 Luck Boulevard, San Diego, California 92121, hereinafter called "ERICSSON"


                    Seller and Ericsson, hereinafter also referred to s the "Party" or collectively the "Parties" have entered into this General Purchase Agreement (GPA) on the place and date set forth below.



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            TABLE OF CONTENTS
            -----------------

            PREAMBLE                                                          3
            1        DEFINITIONS                                              3
            2        SCOPE OF AGREEMENT                                       4
            3        ORDERING PROCEDURES                                      4
            4        PRICES AND TERMS OF PAYMENT                              5
            5        TERMS OF DELIVERY                                        5
            6        PACKING AND LABELLING                                    5
            7        QUALITY                                                  5
            8        ACCEPTANCE                                               6
            9        WARRANTY, SERVICING AND RMA PROCESS                      6
            10       DELAYS                                                   7
            11       PRODUCT LIABILITY                                        7
            12       CONTINUITY OF SUPPLY                                     7
            13       RESERVED                                                 8
            14       INFRINGEMENT                                             8
            15       DOCUMENTATION AND TOOLS                                  9
            16       EXPORT AND IMPORT                                        9
            17       CONFIDENTIALITY, PRESS RELEASE,
                     PROMOTIONAL MATERIALS                                    9
            18       FORCE MAJEURE                                           10
            19       TERMINATION                                             10
            20       ASSIGNMENT                                              10
            21       DISPUTES AND GOVERNING LAW                              11
            22       INSURANCE                                               12
            23       GENERAL PROVISIONS                                      14
            24       CONTACT PERSONS, NOTICES                                15
            25       TERM OF AGREEMENT                                       16



            NOTE: Table of Contents pagination corresponds to the original document and may not be the same as the Edgarized document.

            Appendices and Exhibits which include pricing information not filed.


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PREAMBLE

Whereas, Ericsson develops, produces sells and provides telecommunication systems, products and services; and

Whereas, Seller sells, distributes and markets the Goods specified in this Agreement

Whereas,      Ericsson wishes to purchase the goods specified in this Agreement.

Whereas,      Seller is willing to sell the goods to Ericsson.


NOW, therefore, in consideration of the mutual promises and covenants contained herein the Seller and Ericsson agree as follows.


1.   DEFINITIONS

     For the purpose of this Agreement the following terms shall have the meaning hereby assigned to them unless the context would obviously require otherwise.

     "AGREEMENT", means the General Purchase Agreement.

     "ERICSSON", means the Ericsson Company party to the Agreement and/or any Ericsson Company which has issued an Order under this Agreement and the relevant SPA;

     "ERICSSON COMPANY", means any company whose votes and/or capital are to fifty per cent (50%) or more controlled directly or indirectly by Telefonaktiebolaget LM Ericsson;

     "ERICSSON DOCUMENTATION", means any drawings, technical documents, software programs or other documents in whatever medium or format submitted to the Seller by Ericsson or any documents related to any Ericsson Tools;

     "ERICSSON TOOLS", means any tool, model, fixture, measuring instrument, equipment or equivalents, made available by Ericsson, or purchased or produced by Seller at Ericsson's expense;

     "GOODS", means any components, equipment, parts or other merchandise purchased under this Agreement;

     "LEAD TIME", means a mutually agreed period of time immediately preceding the delivery date;

     "ORDER", means a binding agreement between the Parties, concluded in accordance with Article 3 below;

     "PARTY(-IES)", means Ericsson and/or the Seller;



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     "RULES", means the Expedited Procedures of the commercial Arbitration rules of the American Arbitration Association (AAA).

     "SELLER", means a Seller company which has acknowledged an Order under this Agreement and the relevant SPA;

     "SELLER COMPANY", means the executing seller company to this Agreement or any company whose votes are to more than fifty per cent (50%) controlled directly or indirectly by such seller company;

     "SPECIFICATION", means the mutually agreed specification of the goods; and

Other capitalised expressions used in this Agreement shall have the meanings respectively assigned to them.

2    SCOPE OF AGREEMENT

2.1 This Agreement comprises the general terms and conditions under which any Ericsson company may purchase Goods from any Seller company.

2.2 The SPA comprises the specific terms and conditions mutually agreed between the Parties regarding the purchase of Goods. Unless otherwise stated in the SPA, the quantities listed in the SPA are estimates and do not constitute a commitment by Ericsson.

2.3 Any Ericsson Company may conclude SPAs with any Seller Company on terms and conditions mutually agreed upon. All Ericsson Companies that are entitled to place orders under a SPA shall be listed in the same. All Seller Companies that are willing to accept orders under a SPA shall be listed in the same.

2.4 This Agreement shall supersede all previous agreements between the Parties relating to the subject matter hereof and may only be amended through a written document, duly signed by the Parties.

3    ORDERING PROCEDURES

3.1 An Order between the Seller and Ericsson shall be considered concluded when the Seller has received a purchase order, provided that the purchase order is in accordance with the terms and conditions of this Agreement and the applicable SPA. If the purchase order is not in accordance with the terms and conditions of this Agreement or the applicable SPA, an Order shall be considered concluded when the Seller has acknowledged and agreed to fulfil such a purchase order.

3.2 Ericsson may issue purchase orders in writing, by telefax or, if applicable, by means of EDI.



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3.3  An Order shall consist of the following documents and shall prevail in the order listed below:

     a) the purchase order, excluding Ericsson's General Purchasing Conditions, if such have been enclosed with the purchase order

     b)   this General Purchase Agreement, and

     c)   the SPA

4    PRICES AND TERMS OF PAYMENT

4.1 Prices are set out in the SPA. Unless otherwise agreed in the SPA, such prices are firm and fixed and shall include the cost of packing and packages.

4.2 Invoices shall refer to the purchase order number and Ericsson's product numbers of the Goods.

4.3 Unless otherwise set out in the S PA, Invoices shall be paid within FORTH-FIVE (45) DAYS from the date of invoice or from the delivery date, whichever comes later. In the event that Seller does not, on average, receive payment for properly tendered invoices within this forty-five (45) day period, Seller will notify Ericsson in writing and Ericsson will use commercially reasonable efforts to determine and resolve any issues which are preventing payment to terms.

5.   TERMS OF DELIVERY

5.1 The Seller understands and acknowledges that proper delivery at the agreed upon times, are important to Ericsson. Unless otherwise set out in this Agreement or the SPA, the goods shall be delivered on the date(s) set out in the Order. Prior to the commencement of the agreed upon Lead time specified in the Spa, Ericsson may free of charge cancel or change such an Order, in whole or in part.

5.2 The terms of delivery shall be interpreted in accordance with INCOTERMS 2000. Unless otherwise agreed in the SPA, the terms of delivery shall be FCA, Seller's place of business.

5.3 When shipping with in the United States, the Seller shall be responsible for and pay any and all taxes, dues and levies imposed before the Goods are delivered to Ericsson.

6.   PACKING AND LABELLING

6.1 The Goods shall be packed and marked in accordance with Ericsson's instructions. The purchase order number and Ericsson's product numbers shall be set out in the shipping documents.



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6.2  The Seller shall introduce and maintain a system of bar code labelling.

7.   QUALITY

7.1 Seller undertakes to comply with the applicable requirements in the ISO 9000 quality system standards and ISO 14001 environmental system standards, or such equivalent standards as are specified by Seller and agreed with Ericsson.

         If Seller does not comply to the ISO 14001 or equivalent environmental standards, Seller shall on or before the execution of this Agreement provide Ericsson with a plan for implementation of the said standard.

7.2 Upon reasonable notice to the Seller, Ericsson shall be entitled, at no charge by the Seller, to inspect the Seller's premises during normal business hours with respect to the verification of processes and quality systems, quality control of Goods and carrying out sampling and conducting other necessary investigations of quality and delivery performance. The Seller shall use this best endeavours to provide for a similar inspection by Ericsson on the premises of the Seller's subcontractors. In the event that such an inspection does not meet with Ericsson's quality demands, the Seller shall, without delay or cost to Ericsson, take the appropriate remedial measures in order to achieve the necessary quality level.

7.3 The seller shall issue all documents reasonably requested by Ericsson, in a format specified by Ericsson, regarding the quality of the Goods.

8    ACCEPTANCE

8.1 The technical performance and specifications of the Goods shall be set out in the Specification.

8.2 The Goods shall meet all requirements imposed by the law (whether statutory, regulatory or otherwise) of any governmental entity, having jurisdiction over the production, transport and/or sale of the Goods. The Goods shall also meet the technical standards and the environmental and special market requirements, as set out in the Specification. The Seller shall upon request furnish documentation for delivered Goods stating that the Goods conform to all requirements mentioned in the Specification.

8.3 If Ericsson deems delivered Goods to be defective with respect to the requirements set out in the Specification an can provide documentation to that effect and gain concurrence from Seller, Ericsson may reject the Goods and cancel the Order concerned or part thereof. In such case the provisions set forth in Article 9 of this GPA shall apply.

8.4 If Ericsson deems delivered Goods to be defective with respect to the requirements set out in the Specification, and the Seller is able to validate the defective condition, then the provision set forth in Article 9 of this GPA shall apply.


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8.5  Goods returned under this Article 8 will e delivered to the Seller at the
     Seller's expense and risk.

9.   WARRANTY, SERVICING AND RMA PROCESS

9.1 The Seller warrants that the Goods will perform in accordance with the Specification and will be free from defects in design, materials and workmanship, provided

     a) that the Goods have not been subject to misuse or neglect by Ericsson or its customer, or

      b) that the Goods have not been altered or repaired otherwise than by the Seller or with his approval.

9.2 The Seller shall, at his own option and cost, repair or replace any Goods found to be faulty by reason of defective design, materials or workmanship during a warranty period of TWELVE (12) MONTHS starting from the delivery of the respective Goods, unless otherwise set out in the SPA. Appendix (a) to this Agreement pertains to the availability of replacement units of each Goods ro Seller, defines any charges which may be payable by Ericsson for returned units of each Goods and defines Ericsson's requirement for Seller's Return Material Authorization (RMA) process regarding Goods returned to Seller. Notwithstanding any termination or expiration of this Agreement, Seller shall maintain the capability and capacity for repairing and maintaining each Goods (including but not limited to the provision of spare parts for each Goods) for a period of three (3) years after the date of expiration or termination of this Agreement.

9.3 The warranty for repaired or replaced Goods shall be treated as set out in Appendix (1).

     In addition to the warranty above, the Seller agrees to discuss and cooperate with Ericsson to resolve any systematic defect if and when they might arise. A systematic defect is a defect that appears in more than five per cent (5%) of the respective Goods delivered.

9.4 Goods returned under this Article 9 will be delivered to the Seller at the Seller's expense and risk.

10.  DELAYS

10.1 Should the Seller discover that the delivery date set out in an Order cannot be met, and that the Order has been properly executed to provide for agreed upon Lead Times, the Seller shall immediately notify Ericsson in writing, stating the cause of the delay and his best estimate of when delivery can be made. Such a notification shall not limit the Seller's liability according to such an Order or the applicable law.



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10.2 If set out in the applicable SPA, Ericsson may claim liquidated damages, for delayed delivery in accordance with the terms set out therein.

11.  PRODUCT LIABILITY

11.1 Should the Goods have a defect which causes damage to persons or to property other than such Goods, the Seller shall indemnify and hold Ericsson harmless for any such damage.

12.  CONTINUITY OF SUPPLY

12.1 The Seller shall inform Ericsson as soon as possible in writing if any of the Goods are to be changed technically which would effect form, fit, or function of the Goods or of any plans to suspend or close down manufacturing of Goods, in order to permit Ericsson to place consolidated purchase orders for future demands.

12.2 Ericsson shall be entitled to place consolidated purchase orders for Goods within six (6) months of such notice, for delivery within twelve 912) months of the date of such a purchase order.

12.3 Should there not exist a valid SPA between the Parties at the date of such a purchase order, the regulations of the applicable SPA valid between the Parties at the date of the receipt by Ericsson of such a notice shall regulate such a purchase order.

13   RESERVED

14   INFRINGEMENT

14.1 The Seller shall defend, indemnify and hold harmless Ericsson and any Ericsson Company, distributor and any customer (purchaser and user) from and against any and all damage suffered and costs and expenses (including reasonable attorneys' fees) incurred as a result of any claim, suit or proceeding brought against any of them based on the allegation that the use, sale, distribution or other disposal of any Goods furnished the Seller under this Agreement constitutes and infringement of any intellectual property rights or applications thereof (including but not limited to patents, utility models, mask work protections, industrial designs, copyrights and trade marks) or an unauthorized use of trade secret; provided that the Seller has been notified without undue delay in writing of such claim, suit or proceeding and given authority, information and assistance (at the Seller's expense) to settle the claim or control the defense of any suit or proceeding.

14.2 In the event that the Goods or any part hereof are ins such suit or proceeding held to constitute an infringement or their further use, sale, distribution or other disposal is enjoined, the Seller shall promptly, at its own expense and at its option, either



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     a)   procure for Ericsson and any Ericsson Company, distributor and any customer (purchaser and users) the right to continue the use, sale, distribution or other disposal of such Goods;

     b) replace the same with non-infringing goods of equivalent function and performance; or

     c) modify such Goods so that they become non-infringing without detracting from function or performance.

14.3 This Article 14 shall survive the termination of this Agreement or whatever cause.

15   DOCUMENTATION AND TOOLS

15.1 Any Ericsson Documentation and any Ericsson Tools are the exclusive property of Ericsson and may be sued by the Seller only for the manufacture of Goods for Ericsson.

15.2 The Seller shall keep Ericsson Tools stored separately. Ericsson tools shall be registered and marked with Ericsson's name, and the product number or a mutually agreed identification number. A copy of this register shall be submitted to Ericsson upon request. Ericsson Tools shall be maintained and insured by the Seller, and may not be used, changed, scrapped, sold or disposed otherwise than as directed by Ericsson.

15.3 Upon the termination of this Agreement or upon Ericsson's request, the Seller shall return to Ericsson any Ericsson Tools and any Ericsson Documentation.

16   EXPORT AND IMPORT

16.1 The Seller is responsible for obtaining and maintaining any export license(s) required for delivery of the Goods to Ericsson under this Agreement.

16.2 If the Seller is unable to obtain or maintain the export license(s), Ericsson may terminate the respective SPA and any related Order or party thereof, which may be affected by the aforesaid license.

16.3 The Seller shall inform of and issue all documentation which may be required by law, regulation or reasonably requested by Ericsson regarding the export, import or re-export of the Goods.

17.  CONFIDENTIALITY, PRESS RELEASES, PROMOTIONAL MATERIALS

17.1 The Seller and Ericsson shall maintain strict confidentiality and not, without the other Party's prior consent, disclose to any third party any documentation and any information designated by the furnishing Party as confidential, whether of a commercial or a technical nature, furnished pursuant to this Agreement, i.e. the


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     receiving Party shall use the information only for the purpose of this
     Agreement. Such documentation and information may, however, be disclosed by either Party to a customer under similar conditions of confidentiality. In the event of any inconsistency between this Article 17 and the confidentiality or non-disclosure provisions of any other agreement heretofore or hereafter entered into between the Parties, the agreement that provides either Party with the most protective terms for confidentiality shall prevail.

17.2 The Seller shall ensure that neither he nor any of his subcontractors advertise, publish or otherwise disclose the appointment of the Seller, or his subcontracts of the terms of this Agreement, any Spa or any Order concluded hereunder without Ericsson's prior written approval. All copies of material relating thereto which are intended for publication in any form by the Seller or any subcontractor must first be submitted to Ericsson for approval. Seller shall not, without Ericsson's prior written approval, use Ericsson's name and/or corporate logo in informational, promotional, advertising or any other materials. Seller does not intend to, and will not use, such disclosures to improperly disseminate information about the Seller in relation to stock market activities, however, this Article 17 does not prevent Seller from providing details of the Agreement to financial institutions and other government-related bodies.

17.3 Neither Party shall be liable for disclosing any confidential information if:

     a) It was public knowledge at the time of disclosure or thereafter becomes generally know other than through an act of negligence by the receiving Party.

     b) it was already know to the other Party as a result of his own activities, or

     c)   it is rightfully obtained by a Party from other unrestricted sources.

17.4 This Article 17 shall for five (5) years, survive the termination of this Agreement.

18   FORCE MAJEURE

18.1 The performance of either Party, required by this Agreement, any SPA or any Order, shall be extended by a reasonable period of time if such performance of the respective Party is impeded by an unforeseeable event beyond such Party's control, which shall include but not be limited to acts of God, industrial actions, riots, wars, accidents, embargo or requisition (acts of government), but which shall not include the acts or delays caused by other subcontractors or suppliers, hereinafter referred to as "Force Majeure".

18.2 In case of Force Majeure, each Party shall promptly notify and furnish the other Party in writing with all relevant information thereto.

18.3 Should an event of force Majeure continue for more than three (3) months, Ericsson shall have the right to terminate this Agreement, any SPA or Order. In such a case


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     Ericsson shall pay to the Seller the price of goods delivered up to the date of termination.

19.  TERMINATION

19.1 Either Party may at any time terminate this Agreement, any SPA or any Order with immediate effect and without compensation to the other Party if the other Party shall pass a resolution, or any court shall make an order, that the other Party shall be wound up or if a trustee in bankruptcy, liquidator, receiver, or manager on behalf of a creditor shall be appointed or if circumstances shall arise which would entitle the court or a creditor to issue a winding-up order.

19.2 Either Party may terminate this Agreement, any Spa or any Order, with immediate effect if the other Party has committed a material breach of this Agreement, any SPA or any Order concluded hereunder, and not rectified the same within thirty (30) days after receiving written notice of termination specifying the breach.

20.  ASSIGNMENT

20.1 Neither Party shall have the right to, and each Party covenants that it shall not, assign, delegate, mortgage, charge or encumber this Agreement, any SPA or any Order (or parts thereof) or any of its rights, duties or obligations under this Agreement, or any monies payable or to become payable under this Agreement, to any party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. Any attempted assignment without such consent or that is not expressly permitted by this Agreement shall be null and void. This Agreement may not be assigned involuntarily or assigned by operation of law.

21   DISPUTES AND GOVERNING LAW

21.1 This Agreement, any SPA and any Orders concluded under this Agreement shall be governed and construed by and under the laws of California without regard to the application of the principles of conflict of laws.

21.2 The Parties shall make every effort to settle by amicable negotiations any difference which may occur between them in connection with this Agreement, any Spa or any Order. If the Parties fail to reach such an amicable settlement, either Party may refer such differences to arbitration as provided below in Article 21.3

21.3 All disputes, differences or questions with respect to any matter arising out of or relating to this Agreement, any SPA or Order there under shall be finally settled via binding arbitration pursuant to the rules. The arbitration will take place in San Diego, California at the office of the AAA. The language of the arbitration will be English. The dispute will be resolved by a single arbitrator appointed by the AAA in accordance with the list procedure described in Paragraph 13 of the rules. The Parties expressly agree that prior to the selection of the arbitrator, nothing in this Agreement will prevent the Parties from applying to a court that would otherwise


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     have jurisdiction for provisional or interim relief. After the arbitrator is selected, he will have sole jurisdiction to hear such applications, except that the Parties agree that any relief ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the Parties. All fees and cost will be allocated to the Parties to the arbitration as determined by the arbitrator, except that the prevailing Party shall be entitled to reasonable attorneys' fees and costs. To the extent that state or Federal Law under which a Party's claim arises provides for the award of attorneys' fees to the prevailing Party, the arbitrator is empowered to award such fees. The Parties submit to the exclusive jurisdiction of the United States District Court for the Southern District of California for the resolution of any dispute or enforcement of any right arising out of or relating to this agreement to arbitrate, including enforcement of this agreement to arbitrate, application for the provisional or interim remedies provided for herein, and confirmation of any award rendered by the arbitrator pursuant to this agreement to arbitrate and waive any objection to the venue or personal jurisdiction of said courts. The decision of the arbitrator shall be final and binding on the Parties and enforceable in accordance with the New York Convention on the Recognition and Enforcement of Arbitral Awards (9 U.S.C. ss.1 et seq.).

22   INSURANCE

22.1 Seller shall maintain at its sole expense the insurance listed below ad name Ericsson as an additional insured on the commercial general liability, commercial automobile liability and umbrella liability policies. All policies are to include a waiver of subrogation in favor of Ericsson. All policies shall have a thirty (30) days' notice of cancellation provision. Insurance carriers issuing the below policies must be rated "AVII" or better in A.M. Best.

     Commercial General Liability Insurance:

          Aggregate Limit                                 $2,000,000

          Per Occurrence Limit                            $1,000,000

          Products/Completed Operations                   $1,000,000

          Personal & Advertising Limit                    $1,000,000'

     Commercial Automobile Liability Insurance:

          Combined Single Limit                           $1,000,000

              Bodily Injury & property Damaged Combined

              Covering all Owned, Non-owned and Hired Vehicles



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     Worker's Compensation Insurance:

          Employers' Liability                            $500,000

              Statutory benefits

     Commercial umbrella Liability Insurance:

          Per Occurrence                                  $3,000,000

          Aggregate                                       $3,000,000

23.  GENERAL PROVISIONS

23.1 RESERVED.

23.2 WAIVER OF BREACH OF CONTRACT. A waiver of any breach of a provision of this Agreement will not be binding on either Party unless the waiver is in writing, signed by a duly authorized representative of the Party, as applicable, and such waiver will not affect the rights of the Party not in breach with respect to any other or future breach.

23.2 MUTUAL INJUNCTIVE RELIEF. The Parties hereby acknowledge and agree that Ericsson and Seller will be entitled to mutual injunctive relief as well as such other and further relief as may be appropriate for any breach by the Parties of any provisions of this Agreement.

23.4 SEVERABILITY. If the application of any provision of this Agreement to any particular facts or circumstances shall for any reason be held to be invalid, illegal or unenforceable by a court, arbitration panel or other tribunal of competent jurisdiction, then: (i) the validity, legality and enforceability of any other provisions of this Agreement, shall not in any way be affected or impaired thereby; and (ii) such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties. If, moreover, any provision contained in this Agreement shall for any reason be held to be excessively broad as to the duration, geographical scope, activity or subject, then it shall be construe by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

23.5 AMENDMENT. All agreements to purchase the Goods, whether electronic, by exchange of forms or by conduct of the Parties, shall be governed by the terms and conditions of this Agreement. Except as otherwise expressly set forth in this Agreement, no provision of this Agreement shall be deemed waived, amended or modified by either Party, unless such waiver, amendment or modification is in writing, specifically references this Agreement and is signed by the authorized representative of the Party against whom it is sought to enforce such a waiver, amendment or modification. The terms and conditions of this Agreement shall supersede any conflicting terms and conditions set forth in any applicable Order.


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23.6 COMPLIANCE WITH LAWS. Seller shall comply at its own expense with all applicable laws, ordinances, regulations and codes (including any pertaining to the environment, safety and health) of any applicable governmental authority, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance of this Agreement.

23.7 COUNTERPARTS. This Agreement may be executed in two (2) or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Agreement when a duly authorized representative of each Party has signed a counterpart. The Parties intend to sign and deliver this Agreement by facsimile transmission. Each Party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of an original signature, and that each Party may use such facsimile signature as evidence of the execution and delivery of this Agreement by the Parties to the same extent that an original could be used.

24   CONTACT PERSONS, NOTICES

24.1 Ericsson's and the Seller's contact persons regarding this Agreement shall be set out below. The contact persons for this Agreement are:

     ERICSSON WIRELESS COMMUNICATIONS             ONLINE POWER SUPPLY, INC.
     INC.
     Eric Taubenberger                            Eli Reed
     5751 Pacific Center Boulevard                8100 South Akron Street, #308
     San Diego, CA 92121                          Englewood, CO 80112
     e-mail: e.taugenberger@eericsson.com         e-mail: ereed@onln.net
     Tel: 858-332-5794                            Tel: 303-741-5641
     Fax: 858-332-8088                            Fax: 303-741-5679

     All notices issued under this Agreement shall be in writing and addressed as follows, either party may change its designated addressee for purposes of giving notices under this Agreement by written notice pursuant to this Article 24:

     If to Ericsson:       Ericsson Wireless Communications Inc.
                           6455 Lusk Boulevard
                           San Diego, CA 92121-2779
                           Attention: Sourcing Director
                           Telephone Number: 858-332-5000
                           Facsimile Number: 858-332-8088

     With a copy to:       Ericsson Wireless Communications Inc.
                           6455 Lusk Boulevard
                           San Diego, CA 92121-2779
                           Attention: Legal Department
                           Telephone Number: 858-332-5000
                           Facsimile Number: 858-332-7189


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                                                                 Page 15 of (17)

      If to Seller:         OnLine Power Supply Inc.
                            8100 South Akron Street, Suite #308
                            Englewood, CO 80112
                            Attention:  Eli Reed
                            Telephone Number: 303-741-5641
                            Facsimile Number: 303-741-5679

25   TERM OF AGREEMENT

     This Agreement shall become effective upon signature by both parties and shall remain in effect for one (1) year. The term of this Agreement may be extended for a single, one (1) year period provided the Parties mutually agree in writing to such an extension no less than forty-five (45) days prior to the expiration of the original term.

                           ***************************

     This Agreement has been duly signed in two (2) identical copies of which the Parties have taken one (1) each.


     Place:    San Diego, CA                    Place:   Englewood, CO
            --------------------------------           -------------------------

     Date:     May 7, 2002                      Date:
           ---------------------------------          --------------------------

     ERICSSON WIRELESS                          ONLINE POWER SUPPLY, INC.
     COMMUNICATIONS INC.

     By   /s/ Eric Taubenberger                 By   /s/  Kris M. Budinger
        ------------------------------------       -----------------------------

     Name  Eric Taubenberger                    Name   Kris M. Budinger
          ----------------------------------         ---------------------------

     Title   Sr. Subcontracts Administrator     Title   Chief Executive Officer
           ---------------------------------          --------------------------



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